UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 19, 2013

FirstMerit Corproation

(Exact name of registrant as specified in its charter)

Ohio	0-10161	34-1339938
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

III Cascade Plaza, 7th Floor Akron, Ohio	44308
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (330) 996-6300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed, on September 12, 2012, FirstMerit Corporation, an Ohio corporation (“FirstMerit”), and Citizens Republic Bancorp, Inc. (“Citizens”), a Michigan corporation, entered into an Agreement and Plan of Merger (the “Merger Agreement”). The Merger Agreement provides that Citizens will merge with and into FirstMerit (the “Merger”). At the effective time of the Merger, the Fixed Rate Cumulative Perpetual Preferred Stock, Series A, of Citizens issued to the United States Department of the Treasury (“Treasury”) as part of the Troubled Assets Relief Program’s Capital Purchase Program (the “TARP Preferred”) will be cancelled and converted into the right to receive cash in the aggregate amount equal to the liquidation preference of the TARP Preferred plus all accrued, cumulated and unpaid dividends thereon.

On February 19, 2013, Treasury, FirstMerit and Citizens entered into a Securities Purchase Agreement (the “Purchase Agreement”) pursuant to which FirstMerit agreed to Purchase from Treasury each share of TARP Preferred issued and outstanding immediately prior to the effective time of the Merger at an aggregate amount equal to (a) the aggregate liquidation preference of the TARP Preferred ($300.0 million) plus (b) all accrued, cumulated and unpaid dividends owing by Citizens on the TARP Preferred. As of September 30, 2012, the amount of accrued, cumulated and unpaid dividends on the TARP Preferred was approximately $44.2 million. The Purchase Agreement also provides for a proxy from Treasury agreeing to vote all shares of the TARP Preferred for approval of the Merger, provided that the holders of a sufficient number shares of Citizens common stock vote to approve the Merger.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the Purchase Agreement, which is filed as Exhibit 10.1 hereto, and is incorporated into this report by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Securities Purchase Agreement, dated as of February 19, 2013, by and among the United States Department of the Treasury, FirstMerit Corporation and Citizens Republic Bancorp, Inc. (incorporated by reference from Exhibit 10.54 to the Registration Statement on Form S-4/A filed by FirstMerit Corporation on February 21, 2013 (Registration No. 333-18521))

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRSTMERIT CORPORATION

By:	/s/ Carlton E. Langer
	Name:	Carlton E. Langer
	Title:	Senior Vice President, Chief Legal Officer and Secretary

Date: February 25, 2013

Exhibit Index

Exhibit Number	Description

10.1	Securities Purchase Agreement, dated as of February 19, 2013, by and among the United States Department of the Treasury, FirstMerit Corporation and Citizens Republic Bancorp, Inc. (incorporated by reference from Exhibit 10.54 to the Registration Statement on Form S-4/A filed by FirstMerit Corporation on February 21, 2013 (Registration No. 333-18521))